Exhibit 99.1

Contact:

Angela Krezmer, President and Chief Executive Officer

Generations Bancorp NY, Inc.

315-568-5855

Generations Bancorp NY, Inc. Announces Voluntary Nasdaq Delisting and SEC Deregistration

Seneca Falls, New York – September 24, 2024: Generations Bancorp NY, Inc. (“Company”) (Nasdaq: GBNY), the holding company for Generations Bank (“Bank”), announced its voluntary decision to delist its common stock from The Nasdaq Stock Market LLC (“Nasdaq”) and its intent to deregister its common stock with the Securities and Exchange Commission (“SEC”).

The Company has notified Nasdaq of its intent to voluntarily delist and withdraw the registration of its common stock with the SEC. The Company intends to file a Form 25 (Notification of Removal from Listing) with the SEC on October 4, 2024, and expects the last trading day of the Company’s common stock on Nasdaq will be on October 4, 2024. Following delisting from Nasdaq, the Company expects its common stock will be quoted on the OTCQX Market beginning on October 7, 2024 and expects to retain the symbol “GBNY.”

The Company also intends to file a Form 15 (Certification and Notice of Termination From Registration) with the SEC on or about October 14, 2024. Upon filing, the Company’s obligation to file periodic reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be suspended immediately and will terminate when deregistration becomes effective 90 days after the Form 15 is filed.

The Company will continue to provide stockholders with an annual report containing audited consolidated financial statements, and quarterly interim financial information will be made available on the Company’s website at www.mygenbank.com. The Bank will also continue to file quarterly Call Reports with the Federal Deposit Insurance Corporation, which are available at www.fdic.gov.

About the Company and Generations Bank

Generations Bancorp NY, Inc. is the parent of Generations Bank. The Bank is a federally chartered savings bank headquartered in Seneca Falls, New York. The Bank was organized in 1870 and has operated continuously since that time in the northern Finger Lakes region of New York State which is located in the central to northwestern portion of New York State. The Bank operates from its main office located in Seneca Falls, New York, in addition to eight full-service offices and one drive-through facility located in Auburn, Farmington, Geneva, Medina, Phelps, Union Springs and Waterloo, New York which are located throughout the northern Finger Lakes region of New York State, which includes parts of Cayuga, Seneca, Ontario, and Orleans counties. Our address at our headquarters is 20 East Bayard Street, Seneca Falls, New York 13148 and the telephone number at our headquarters is (315) 568-5855.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on assumptions and may describe future plans, strategies and expectations of the Company. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “believe,” “intend,” “plan,” “expect,” “will,” “may,” “should,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include the Company’s ability to effect the termination of its obligation to file periodic reports with the SEC, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of the Company and the Bank, and changes in the securities markets. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in belief, expectations or events.